UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934

          Date of Report (Date of earliest event reported) May17, 2004
                       Commission file number:  000-27189

                            VICTORIA INDUSTRIES, INC.
        (Exact name of small business issuer as specified in its charter)

                Nevada                                98-0230423
   (State or other jurisdiction of          (IRS Employee Identification No.)
   incorporation  or  organization)

                551 Fifth Avenue, Suite 601, New York, NY 10017.
                    (Address of principal executive offices)

                                 (212) 973-0063
                           (Issuer's telephone number)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Board of Directors of Victoria Industries, Inc. (the "Corporation") has decided to no longer engage BDO Dunwoody LLP, Chartered Accountants, ("BDO Dunwoody") as the Corporation's independent accountants. The Corporation received and accepted BDO Dunwoody's resignation effective May 17, 2004. The Corporation has engaged BDO Unicon Inc. ("BDO Unicon") to audit the Corporation's financial statements for the year ending December 31, 2003 effective May 17, 2004.

BDO Dunwoody was the Corporation's independent accountants since April 17, 2002. BDO Dunwoody's report on the financial statements of the Corporation for the year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except in respect to an explanatory paragraph concerning the Corporation's ability to continue as a going concern.

During the most recent fiscal year and any subsequent interim periods preceding the date of this report there were no:


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     (a)  disagreements  between  the Corporation and BDO Dunwoody on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of BDO Dunwoody, would have caused them to make reference to the subject matter of the disagreement or disagreements in their report on the financial statements for such year;

     (b) reportable events involving BDO Dunwoody that would have required disclosure under Item 304(a)(iv)(A) of Regulation S-B; or

     (c) written or oral consultations between the Corporation and BDO Unicon regarding either the specific application of accounting principles or the type of audit opinion that might be rendered on the Corporation's financial statements that was considered an important factor by the Corporation in reaching a decision as to an accounting, auditing or financial reporting issue, or any matter that was the subject of a disagreement or a reportable event, that would have required disclosure under Item 304 (a)(2) of Regulation S-B.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

Exhibit 16. Letter of BDO Dunwoody LLP addressed to the Securities and Exchange Commission dated May 17, 2004.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORIA INDUSTRIES, INC.


/s/  Albert Abdoulline
______________________________
By: Dr. Albert Abdoulline, President
Date:  May 17, 2004


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